August 9, 1995


Joseph P. Martori, Esq.
Orangemen Club Limited Partnership
2777 E. Camelback Rd.
Phoenix, AZ 85016

Re:      Orangemen Club Limited Partnership

Dear Mr. Martori:

This shall serve as a commitment on the part of Resort Service Company, Inc. ("RSC") to provide an Acquisition and Development Loan ("Loan") to Orangemen Club Limited Partnership, a New York limited partnership ("OC"), to develop a Project known as Orangemen Club at The Hotel Syracuse in Syracuse, New York ("Project"). In addition, this letter shall also constitute a commitment on the part of RSC to purchase from OC certain eligible promissory notes and mortgages resulting from the sale of timeshare intervals in the Project ("Notes"). This shall also constitute a commitment on the part of OC to enter into the Loan and sell the Notes to RSC, all under the terms and conditions set forth below.

                        Acquisition and Development Loan

1.       Intent:                   It  is  the  understanding  of  RSC  that  OC
         ------                    desires  to  borrow  funds  from  RSC for the
                                   purpose of acquiring floors seven,  eight and
                                   nine of The Hotel  Syracuse  to be  developed
                                   and  sold  as  timeshare   intervals  in  the
                                   Project.

2.       Borrower:                 OC
         --------
3.       Loan Amount:              The amount of the Loan shall not exceed
         -----------               Five  Million  Dollars  ($5,000,000.00).  One
                                   Million   Six   Hundred    Thousand   Dollars
                                   ($1,600,000.00)  shall be used to acquire the
                                   Project and the remaining  Three Million Four
                                   Hundred  Thousand   Dollars   ($3,400,000.00)
                                   shall be used for development and conversion costs and operating capital.

4.       Rate:                     Interest   rate   on    the    Loan    during
         ----                      construction shall be at twelve percent (12%)
                                   per  annum or Prime (as  issued  by  Chemical
                                   Bank, N.A.) plus three and one- quarter percent (3.25%), whichever is greater, to be adjusted semi-annually. Upon receipt of the final Certificate of Occupancy the interest rate on the Loan shall be fixed at twelve percent (12%) per annum or the Prime rate plus three and one-quarter percent (3.25%), whichever is greater.

5. Loan Term:                      The Loan  shall  be  non-revolving and funded
   ---------                       in a series  of  advances  ("Advance")  to an
                                   Escrow Agent  approved by RSC. The Loan shall
                                   mature  forty-eight (48) months from the date
                                   of  the   distribution   of  the  final  Loan
                                   proceeds   (Term").   RSC  must  approve  the
                                   anticipated   draw  schedule   prior  to  the
                                   initial  Advance  and each draw prior to each
                                   subsequent  Advance.  Advances  shall be only
                                   made during the initial  eighteen (18) months
                                   of  construction.  During the Term,  interest
                                   shall  accrue  on  a  daily  basis.   Monthly
                                   payments of interest  shall begin thirty (30)
                                   days  after  approval  from the  State of New
                                   York is received to sell timeshare  intervals
                                   therein.  Interest and principal will be paid
                                   according to the release  mechanism set forth
                                   below. At maturity the outstanding  principal
                                   and  interest   balance   shall  be  due  and
                                   payable. It is clearly understood that this commitment is being issued based on OC's representation to sell timeshare intervals in the Project.

6.      Release Fee:               Release  fee payments  shall be paid by OC to
        -----------                RSC in  the  amount  of  $1,350.00  for  each
                                   annual timeshare interval at the closing of the sale of each timeshare period in the Project. RSC shall apply each release fee to reduce the principal balance due under the Loan. The monthly installments of interest shall be recalculated each month based on the principal reduction.

7.       Security:                 To   secure  OC's  payment  and   performance
         --------                  under  the  Loan a  First  Position  Priority
                                   Mortgage on the improvements and property of the Project including all unsold timeshare interval inventory owned by OC shall be required.

8.       Closing                   The following conditions must be  met  by  OC
         -------                   to  the  satisfaction  of  RSC  prior  to the
         Conditions                closing date of the Loan:
         ----------
                                   (a)   OC must  provide  evidence  that it is
                                         properly  registered  with the state of
                                         Arizona   and   provide   RSC   with  a
                                         Certificate  of Good  Standing  and all
                                         other   documents   relating   to  that
                                         registration;

                                   (b)   The    negotiation,    execution   and
                                         elivery of documentation  satisfactory
                                         to   RSC    containing   all   required
                                         representations     and     warranties,
                                         conditions,  covenants,  and  events of
                                         default;

                                   (c)   The  receipt  by OC  and  its  general
                                         partner, Syracuse Project Incorporated,
                                         an Arizona  corporation  ("SPI") of all
                                         necessary regulatory approvals from the
                                         State of  Arizona  and the State of New
                                         York and  evidence of  compliance  with
                                         all  local,   state  and  federal  laws
                                         applicable to each transaction prior to
                                         the sale of any timeshare  intervals in
                                         the Project;

                                   (d) RSC's receipt of satisfactory evidence of appropriate corporate approval of all proposed transactions as well as opinions of counsel satisfactory to RSC;

                                   (e)   Delivery   of    satisfactory     title
                                         insurance  for the mortgage provided to
                                         RSC;

                                   (f)   Execution  of a  Contract  of  Sale  of
                                         Timeshare  Receivables  With   Recourse
                                         for   the    purchase   of    timeshare
                                         intervals    between   RSC   and    OC,
                                         including  compliance  with  all  terms
                                         and conditions set forth herein;

                                   (g) OC agrees that all funds shall be kept in a segregated account and not commingled with the general operating accounts of OC, SPI or any subsidiary or affiliate of OC or SPI; and

                                   (h) OC will provide to RSC all other items reasonably requested by RSC in connection with the transactions contemplated hereunder.


9.       Special                   (a)   In the  event the Loan is not closed by
         -------                         September  15, 1995,  RSC  reserves the
         Conditions:                     right to withdraw this commitment.
         ----------

                                   (b) OC must provide RSC with copies of all documents relating to the purchase from of the property constituting the Project as well as all releases of mortgage, lien and UCC-1's from any other entity which has an interest in the property which will be satisfied by the proceeds of the Loan.

10.      Governing Law:                  All    documents,    including     this
         -------------                   commitment,   shall  be   construed  in
                                         accordance  with the laws of the  State
                                         of  New  York  without  regard  to  the
                                         principles of conflicts of laws.

11.  Indemnification:                    Except  for  instances  of RSC's  gross
     ---------------                     egligence or  misconduct,  OC agrees to
                                         indemnify   and   hold   RSC   and  its
                                         shareholders,     directors     agents,
                                         officers,  subsidiaries  and affiliates
                                         harmless  from and  against any and all
                                         damages,  losses,  settlement payments,
                                         obligations,  liabilities,  claims,  or
                                         causes  of  action,   and  to  pay  all
                                         reasonable costs and expenses incurred,
                                         suffered,  sustained  or required to be
                                         paid by an indemnified  party by reason
                                         of or resulting  from the  transactions
                                         contemplated hereby.

            Contract of Sale of Timeshare Receivables with Recourse

1.       Seller:                         The  Seller of the Notes  shall  be the
         ------                          OC. No other sales or  asset  ownership
                                         entities exist in  connection  with the
                                         transactions contemplated hereunder.

2.       Amount:                         The amount of this commitment shall not
         ------                          exceed     Ten     Million      Dollars
                                         ($10,000,000.00)  per year for, subject
                                         to annual reviews and renewals pursuant
                                         to the  terms  hereof,  for a period of
                                         three  (3)  years  from the date of the
                                         issuance  of  a  final  Certificate  of
                                         Occupancy  for the  Project.  OC agrees
                                         that RSC has the right of first refusal
                                         with respect to all Notes  generated by
                                         the sale of  timeshare  periods  in the
                                         Project  even  in  the  event  that  OC
                                         exceeds   the   Ten   Million    Dollar
                                         ($10,000,000.00)    annual   commitment
                                         limitation  hereunder.  RSC  agrees  to
                                         renew this commitment,  upon sixty (60)
                                         days  prior  written  notice,   on  the
                                         anniversary  date of the  execution  of
                                         the Contract for an  additional  twelve
                                         (12)  months  and  an  additional   Ten
                                         Million Dollars  ($10,000,000.00)  with
                                         the following conditions:

                                         (a)  The  performance  of the portfolio
                                              meets  the  standards  of  RSC  as
                                              outlined in the Contract; and

                                         (b)  The financial condition of OC must
                                              meet  the   standards  of  RSC  as
                                              outlined in the Contract.

3.       Purchase Price:                 For   purposes   of   calculating   the
         --------------                  purchase price of the Notes the monthly
                                         payments  to be  made  pursuant  to the
                                         Note shall be discounted at the rate of
                                         thirteen  percent  (13%) and, for those
                                         Notes  paid by  electronic  funds,  the
                                         discount  rate to be  applied  shall be
                                         twelve percent (12%).  These rates will
                                         be reviewed on a semi- annual basis and
                                         adjusted   to  Prime   plus  three  and
                                         three-quarter  percent  (3.75%)  or two
                                         and  three-quarter  percent (2.75%) for
                                         those  Notes  paid  through  electronic
                                         funds.

4.       Payment of                      Upon the acceptance of eligible  Notes,
         ----------                      RSC shall pay eighty-five percent (85%)
         Purchase Price:                 of the aggregate  purchase price of the
         --------------                  Notes  to  OC.  The  remaining  fifteen
                                         percent (15%) of the aggregate purchase
                                         price  for  each  Note  shall  be  paid
                                         within   thirty   (30)  days  of  RSC's
                                         receipt of full and final  payment  due
                                         under that Note.

5.       Contract:                       The terms and conditions of the sale of
         --------                        Notes  shall  be  incorporated  into  a
                                         Contract    of   Sale   of    Timeshare
                                         Receivables with Recourse ("Contract").

6.       Effective Date:                 The  effective  date  of  the  Contract
         --------------                  shall be the date of date of the  first
                                         funding execution thereof.

7.       Term:                           The initial term of the Contract is for
         ----                            twelve (12)  months from the  effective
                                         date.

8.       Notes:                          OC shall warrant that the Notes sold to
         -----                           RSC are free and clear of all liens and
                                         encumbrances.

9.       Expenses:                       The costs of acquiring title insurance,
         --------                        mortgage  recording and related  taxes,
                                         UCC-  1  filing  fees,  and  all  other
                                         similar expenses shall be paid by OC.

10.      Prepayment:                     The entire outstanding amount due under
         ----------                      this  Contract  may be  prepaid  at any
                                         time  by OC or a third  party  mutually
                                         agreed  upon in  writing by OC and RSC,
                                         upon not less  than  thirty  (30)  days
                                         prior  irrevocable  written  notice  to
                                         RSC. Any  prepayment of principal  must
                                         be accompanied by all interest  accrued
                                         as of the date of prepayment,  any fees
                                         or expenses  payable  and a  prepayment
                                         penalty  consisting  of the weighted of
                                         the outstanding  principal of the Notes
                                         as follows:

                                                     1st year 7%
                                                     2nd year 6%
                                                     3rd year 5%
                                                     4th year 4%
                                                     5th year 3%
                                                     6th year 2%
                                                     7th year 1%

                                         In the event the individual  purchasers
                                         of  timeshare  intervals in the Project
                                         elect to prepay their obligation within
                                         ninety (90) days of RSC's funding to OC
                                         for same, then OC will pay a processing
                                         fee to RSC in the  amount of $50.00 per
                                         account prepaid.

                                         At  no  time   shall   the   individual
                                         purchasers  of  timeshare  intervals be
                                         obligated to pay any prepayment penalty
                                         to either OC or RSC.

11.      Security:                       In  order   to   secure   payment   and
         --------                        performance   under  the   Notes   each
                                         original   Note   shall  be   assigned,
                                         endorsed  and  delivered  to  RSC.  The
                                         corresponding  mortgage shall be filed,
                                         recorded and then assigned to RSC.

12.      Recourse:                       The  purchase  of  Notes  shall be with
         --------                        full recourse to OC.  Accordingly,  any
                                         Note that is more than ninety (90) days
                                         past due or has a first payment default
                                         shall be charged  back to OC which must
                                         either pay off the remaining  principal
                                         balance  at the  original  discount  to
                                         yield percentage,  accrued interest due
                                         under said  Note,  as  outlined  in the
                                         Contract, or substitute the Note with a
                                         new Note of equal or greater value.  In
                                         the event that RSC charges  back a Note
                                         to OC, then RSC agrees to reassign  the
                                         Note and related mortgage to OC.

13.      Documentation:                  Loan  documentation will be prepared by
         -------------                   RSC  on  RSC's  standard   forms.   All
                                         documentation  must be  satisfactory in
                                         all  respects  to RSC and must  contain
                                         all provisions which it deems necessary
                                         to adequately monitor the ownership and
                                         operations of OC.

14.      Closing                         The following conditions must be met by
         -------                         OC to the satisfaction  of RSC prior to
         Conditions:                     the closing date:
         ----------

                                         (a)  RSC  must be  satisfied  that  the
                                              financial   information  delivered
                                              fairly  presents  the business and
                                              financial  condition of OC and the
                                              results  of  operations;  and that
                                              there has been no material adverse
                                              change in the business,  assets or
                                              financial  condition  of OC  since
                                              the   date   of   that   financial
                                              information;

                                         (b)  The  negotiation,   execution  and
                                              delivery     of      documentation
                                              satisfactory to RSC containing all
                                              required    representations    and
                                              warranties, conditions, covenants,
                                              and events of default;

                                         (c)  Evidence  that OC has the approval
                                              and   is    authorized   to   sell
                                              timeshare   intervals   in   those
                                              States  in  which  OC has  sold or
                                              intends    to    sell    timeshare
                                              intervals;

                                         (d)  RSC's   receipt  of   satisfactory
                                              evidence of appropriate  corporate
                                              approval    of    all     proposed
                                              transactions  as well as  opinions
                                              of counsel satisfactory to RSC;

                                         (e)  OC   agrees   to  engage  a  title
                                              company   acceptable   to  RSC  to
                                              conduct a title search and provide
                                              a title  report on an annual basis
                                              for the Project to RSC; and

                                         (f)  OC shall  offer  RSC an  exclusive
                                              first right of refusal to purchase
                                              all Notes offered by OC.

15.      Brokerage Fees:                 OC  hereby  acknowledges  no  brokerage
         --------------                  fees   are   due   for   any   of   the
                                         transactions contemplated hereunder.

16.      Special                         (a)  It is clearly understood that this
         Conditions:                          commitment is being issued on the
         ----------                           basis  of  OC's   intent  to  sell
                                              timeshare    intervals    in   the
                                              Project.

                                         (b)  Prior to the  funding of any Notes
                                              pursuant   to  the  terms  of  the
                                              Contract, the receipt by OC of all
                                              necessary regulatory approvals and
                                              evidence  of  compliance  with all
                                              local,   state  and  federal  laws
                                              applicable  to  each   transaction
                                              including  but not  limited to all
                                              applicable  Securities and Banuing
                                              Acts,   any  Unit  Ownership  Act,
                                              Timeshare  Act  and or  applicable
                                              Real Estate Act.

17.      Governing Law:                  All documents  shall be governed by the
         -------------                   laws of the State of New York,  without
                                         regard to the  principles  of conflicts
                                         of laws.

18.      Indemnification:                Except  for  instances  of RSC's  gross
         ---------------                 negligence or misconduct,  OC agrees to
                                         indemnify   and   hold   RSC   and  its
                                         shareholders,     directors,    agents,
                                         officers,  subsidiaries  and affiliates
                                         harmless  from and  against any and all
                                         damages,  losses,  settlement payments,
                                         obligations,    liabilities,    claims,
                                         actions  or  causes  of  actions,   and
                                         reasonable costs and expenses incurred,
                                         suffered,  sustained  or required to be
                                         paid by an indemnified  party by reason
                                         of or resulting  from the  transactions
                                         contemplated hereby.

OC agrees that the contents of this letter are confidential and are provided solely for the purpose described herein, subject to any requirements relating to federal securities laws or regulations. This letter may be relied on by any third-party without RSC's prior written consent and OC or any of the parties hereto shall not deliver, display or otherwise disclose the contents of this letter to any third-party without RSC's prior written consent. Neither this letter nor the proposals herein may be assigned by OC. The proposals contained herein are expressly contingent upon OC obtaining and maintaining approval to sell timeshare intervals in the State of New York. This letter supersedes all previous negotiations, proposals, and understandings either written or oral, of any nature whatsoever.

This commitment may be executed in on or more counterparts (which may be originals or copies sent by facsimile transmission), each of which counterparts shall be an original, and together shall constitute one and the same document. If the foregoing represents your concurrence with the proposed financing structures, please so indicate by signing and delivering to RSC at the above address an executed copy of this letter on or before 5:00 P.M. (EST) August 15, 1995. Your failure to return an executed copy of this letter within the above stated time frame shall result in the termination of RSC's commitment to lend.

                                              Very truly yours,

                                              Resort Service Company, Inc.

                                              /s/William P. Crowley
                                              -----------------------------
                                              William P. Crowley
                                              Chief Accounting Officer

Accepted and agreed to this
15th day of August, 1995.

Orangemen Club Limited Partnership
Syracuse Project Incorporated, General Partner

By: /s/Joseph P. Martori
-------------------------------
Print Name:  Joseph P. Martori
Title:  Chairman